Exhibit 10.4

AMENDMENT TO ASSET PURCHASE AGREEMENT

THIS AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Amendment”), dated as of February 20, 2008, is entered into by and among EOG Resources, Inc., a Delaware corporation, EOG Resources Appalachian LLC, a Delaware limited liability company, and Energy Search, Incorporated, a Tennessee corporation (collectively referred to hereinafter as “Seller”), and EXCO Appalachia, Inc., a Delaware corporation (“Buyer”).  Each capitalized term used and not otherwise defined herein shall have the meaning ascribed to it in the APA referred to below.

RECITALS

WHEREAS, Seller and Buyer entered into that certain Asset Purchase Agreement (the “APA”), dated as of December 7, 2007, whereby, among other matters, Seller agreed to sell, and Buyer agreed to purchase, accept and pay for, the Assets and to assume the Assumed Liabilities;

WHEREAS, although Seller has performed in all material respects all covenants and agreements under Section 8.1 of the APA regarding Transfer Requirements, Seller has been unable to obtain, comply with or otherwise satisfy the Transfer Requirements applicable to the Hydrocarbon Interests and Incidental Rights described in Exhibit A attached hereto (the “Affected Interests”), Buyer, subject to the provisions contained herein, desires to close on, pay the portion of the Purchase Price allocated to and accept delivery of the assignments and conveyances covering the Affected Interests on the Closing Date, and Seller, subject to the provisions contained herein, desires to close on, receive the portion of the Purchase Price allocated to and deliver the assignments and conveyances covering the Affected Interests on the Closing Date;

WHEREAS, Seller and Buyer desire to supplement and amend Schedule A-1, Part II of Schedule A-1-A, Schedule A-2, Schedule A-4, Schedule 4.1(f), Schedule 4.1(t), Schedule 4.1(u), Schedule 4.1(cc) and Schedule 4.1(ee) to the APA; and

WHEREAS, Seller and Buyer desire to enter into this Amendment to evidence the foregoing in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants, conditions and agreements herein and in the APA, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound by the terms hereof, agree as follows:

1.             Affected Interests.

(a)           Seller acknowledges and agrees that it has performed all covenants and agreements under Section 8.1 of the APA that were required to be performed by Seller on or before the date hereof in accordance with the APA in all material respects.

(b)           Seller hereby covenants and agrees from and after the Closing Date to continue to use its commercially reasonable efforts to obtain, comply with and otherwise satisfy the Transfer Requirements applicable to the Affected Interests.

(c)           Notwithstanding anything to the contrary contained in the APA and notwithstanding that the Transfer Requirements applicable to the Affected Interests have not been obtained, complied with or otherwise satisfied prior to the date hereof, the Affected Interests shall be included in the Assets to be transferred and conveyed from Seller to Buyer on the Closing Date pursuant to the terms of the Conveyance without any reduction in the Purchase Price on account thereof.  In connection therewith, Buyer hereby agrees to (a) waive any condition in the APA regarding Seller obtaining, complying with or otherwise satisfying the Transfer Requirements applicable to the Affected Interests and (b) release, acquit and forever discharge Seller and the Seller Indemnified Persons from any and all claims, demands or causes of action (including all Covered Liabilities) which Buyer may have against Seller or any Seller Indemnified Person with respect to the failure to obtain, comply with or otherwise satisfy any of the Transfer Requirements applicable to the Affected Interests.

2.             Amendment to Schedules.

(a)           Schedule A-1 to the APA is hereby amended in the following respects: (i) the Hydrocarbon Interests described in Part I of Schedule A-1 attached hereto are hereby added to Part I of Schedule A-1 to the APA; (ii) the Hydrocarbon Interests described in Part II of Schedule A-1 attached hereto are hereby deleted from Part I of Schedule A-1 to the APA; (iii) the Hydrocarbon Interests described in Part III of Schedule A-1 attached hereto are hereby deleted from Part II of Schedule A-1 to the APA; and (iv) the Hydrocarbon Interests described in Part IV of Schedule A-1 attached hereto are hereby added to Part II of Schedule A-1 to the APA.

(b)           Schedule 4.1(t) to the APA is amended and supplemented by adding therein the matters described in Schedule 4.1(t) attached hereto.

(c)           Schedule 4.1(cc) to the APA is hereby amended by adding therein the joint operating agreements described in Schedule 4.1(cc) attached hereto.

(d)           Schedule 4.1(ee) to the APA is hereby amended by adding therein the Preference Rights described in Schedule 4.1(ee) attached hereto and deleting therefrom the Transfer Requirements described in Schedule 4.1(ee) attached hereto.

(e)           Part II of Schedule A-1-A, Schedule A-2, Schedule A-4, Schedule 4.1(f) and Schedule 4.1(u) to the APA are hereby amended and restated as set forth in Part II of Schedule A-1-A, Schedule A-2, Schedule A-4, Schedule 4.1(f) and Schedule 4.1(u), respectively, attached hereto.

(f)            The reference to “Part IV” in the definition of “Pennsylvania Fee Interests” set forth on page 10 to Appendix A to the APA is hereby deleted and replaced with the word “Part III”.

3.             Severability.  If any term, provision or condition of this Amendment, or any application thereof, is held invalid, illegal or unenforceable in any respect under any Law, this Amendment shall be reformed to the extent necessary to conform, in each case consistent with the intention of the parties, to such Law, and to the extent such term, provision or condition cannot be so reformed, then such term, provision or condition (or such invalid, illegal or unenforceable application thereof) shall be deemed deleted from (or prohibited under) this Amendment, as the case may be, and the validity, legality and enforceability of the remaining terms, provisions and conditions contained herein (and any other application such term, provision or condition) shall not in any way be affected or impaired thereby.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

4.             Governing Law.  THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW RULES THAT WOULD DIRECT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION, EXCEPT TO THE EXTENT THAT IT IS MANDATORY THAT THE LAW OF ANOTHER JURISDICTION, WHEREIN OR ADJACENT TO WHICH THE ASSETS ARE LOCATED, SHALL APPLY.

5.             Schedules and Exhibits.  All Schedules and Exhibits hereto which are referred to herein are hereby made a part of this Amendment and incorporated herein by such reference.

6.             Interpretation.  It is expressly agreed that this Amendment shall not be construed against any party, and no consideration shall be given or presumption made, on the basis of who drafted this Amendment or any particular provision hereof or who supplied the form of Amendment.  Each party agrees that this Amendment has been purposefully drawn and correctly reflects its understanding of the transaction that this Amendment contemplates.

7.             Counterparts.  This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

8.             Ratification.  The parties hereto hereby ratify and approve the APA, as amended hereby, and the parties hereto acknowledge that all of the terms and provisions of the APA, as amended hereby, are and remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment is executed by the parties hereto as of the date set forth above.

EOG RESOURCES, INC. .

By:	/s/ LLOYD W. HELMS
Lloyd W. Helms, Jr
Vice President, Engineering & Acquisitions

EOG RESOURCES APPALACHIAN LLC

By:	/s/ LLOYD W. HELMS
Lloyd W. Helms, Jr.
Agent and Attorney-in-Fact

ENERGY SEARCH, INCORPORATED

By:	/s/ LLOYD W. HELMS
Lloyd W. Helms, Jr.
Vice President, Engineering & Acquisitions

EXCO APPALACHIA, INC.

By:	/s/ FRANK ROTUNDA
Frank Rotunda
Vice President